UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2026

Aura Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40971	32-0271970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Guest Street
Boston, Massachusetts		02135
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 500-8864

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	AURA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On August 11, 2026, (the “Effective Date”), Aura Biosciences, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2026. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.05 Costs Associated with Exit or Disposal Activities

On the Effective Date the Company announced its organizational realignment (the “Realignment”) to streamline its operating plan and organizational structure to focus resources in ocular oncology, including its plan to minimize resource allocation towards its non-muscle invasive bladder cancer (“NMIBC”) program on a going forward basis. As part of the Realignment, the Company plans to reduce its workforce by approximately 20%. Impacted employees are eligible to receive severance benefits. These severance benefits are contingent upon an impacted employee’s execution (and non-revocation) of a severance agreement, which includes a general release of claims against the Company.

The total cash payments and costs related to the Realignment and reducing the workforce are estimated to be approximately $2.9 million to $3.2 million, with a significant majority of these amounts expected to be paid in the third quarter of 2026. These estimates are subject to a number of assumptions and actual results may differ. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the corporate restructuring.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Operating Officer

On August 6, 2026, the Board appointed Susan Abu-Absi, Ph.D., age 52, as the Company’s Chief Operating Officer, effective as of August 10, 2026 (the “Start Date”). Prior to joining the Company, Dr. Abu-Absi served as Chief Operating Officer at Be Biopharma, Inc. from February 2025 to June 2026, where she led the company's operational strategy and execution. Prior to Be Biopharma, Dr. Abu-Absi was Chief Technology Officer at 2seventy bio, Inc. from November 2021 to May 2024, leading technical development, supply and quality. Previously, Dr. Abu-Absi was Senior Vice President, Technical Development & Operations at bluebird bio, Inc. from January 2019 to November 2021, and earlier in her career held senior leadership roles at Bristol Myers Squibb and Bayer Healthcare. Dr. Abu-Absi holds a Ph.D. in Chemical Engineering from the University of Minnesota and a B.S. in Chemical Engineering from the University of Toledo.

In connection with her appointment as Chief Operating Officer, Dr. Abu-Absi entered into an offer letter (the “Abu-Absi Employment Offer Letter”), effective as of the Start Date, setting forth the terms of her employment with the Company. Pursuant to the Abu-Absi Employment Offer Letter, Dr. Abu-Absi will be paid an annual base salary of $520,000. Following the end of each calendar year, Dr. Abu-Absi will be eligible to receive a discretionary annual performance bonus with a target of 45% of her then annual base salary based upon the Board’s assessment of the Company’s achievement of its performance goals and Dr. Abu-Absi’s continued employment with the Company. Dr. Abu-Absi is also eligible to participate in the Severance Plan as a Tier Two Executive (as defined in the Severance Plan), which provides for severance payments and benefits to Dr. Abu-Absi in the event that the Company terminates her employment without Cause or if Dr. Abu-Absi resigns with Good Reason (each as defined in the Severance Plan). The foregoing description of the Severance Plan does not purport to be complete and is qualified in its entirety by the full text of the Severance Plan, a copy of which was filed with the SEC as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 (File No. 001-40971) as filed with the SEC on November 12, 2024.

In connection with her appointment as the Company’s Chief Operating Officer and as an inducement to entering into the Abu-Absi Employment Offer Letter, the Company intends to grant Dr. Abu-Absi an equity award of approximately 400,000 shares of the Company’s common stock, comprised of approximately 60 percent a stock option to purchase shares of the Company’s common stock (the “Abu-Absi Option Award”) and 40 percent restricted stock units for shares of the Company’s common stock (“Abu-Absi RSUs”), in each case, based on the grant-date fair value and as determined by the Board. Both the Abu-Absi Option Award and the Abu-Absi RSUs are expected to be approved by the Compensation Committee of the Board without stockholder approval pursuant the Inducement Award Exception, will be granted outside of the 2021 Plan and will be subject to terms substantially similar to the 2021 Plan and the forms of award agreements thereunder. The exercise price of the Abu-Absi Option Award will equal the fair market value of the Company’s common stock on The Nasdaq Global Market on the date of grant. The Abu-Absi Option Award will vest as follows: 25% shall vest and become exercisable on the first anniversary of the Effective Date, and 2.0834% shall vest and become exercisable on a monthly basis thereafter over the following 36 months, subject to Dr. Abu-Absi’s continued service as of each vesting date. The Abu-Absi RSUs will vest as follows: 25% shall vest on the first anniversary of the 15th of the month in which grant occurs (the “First Vesting Date”), and 25% shall vest on each of the first year anniversary, second year anniversary, and third year anniversary of the First Vesting Date, subject to Dr. Abu-Absi’s continued service as of each vesting date.

In addition, Dr. Abu-Absi has entered into an indemnification agreement with the Company, the form of which was filed with the SEC as Exhibit 10.7 to the Company’s Registration Statement on Form S-1 (File No. 333-260156) as initially filed with the SEC on October 8, 2021 and declared effective on October 28, 2021, pursuant to which the Company may be required, among other things, to indemnify Dr. Abu-Absi for certain expenses (including reasonable attorneys’ fees), judgments, fines, penalties, excise taxes and settlement amounts actually and reasonably incurred by her in any action or proceeding arising out of her service as an officer or director of the Company. Dr. Abu-Absi has also entered into an agreement with the Company that contains a non-solicitation provision that apply during and for one year following her employment with the Company, an invention assignment provision, and a non-disclosure provision that applies during and following her employment with the Company.

There are currently no arrangements or understandings between Dr. Abu-Absi and any other person pursuant to which Dr. Abu-Absi was appointed as Chief Operating Officer of the Company and there are no family relationships between Dr. Abu-Absi and any of the Company’s directors or executive officers. There are currently no transactions in which Dr. Abu-Absi has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the Abu-Absi Employment Offer Letter does not purport to be complete and is qualified in its entirety by the full text of the Abu-Absi Employment Offer Letter, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2026.

Departure of Chief Financial and Business Officer

On August 10, 2026, the Company and Anthony Gibney, the Company’s Chief Financial and Business Officer, entered into a Separation Agreement (the “Gibney Separation Agreement”), effective as of September 1, 2026 (the “Gibney Separation Date”). The Gibney Separation Agreement provides that Mr. Gibney will receive continued salary through the Gibney Separation Date subject to Mr. Gibney’s performance of certain Transition Services (as defined in the Gibney Separation Agreement).

Subject to entering into a release of claims in favor of the Company, under the Gibney Separation Agreement, Mr. Gibney will be entitled to receive (i) severance pay equal to continuation of his annual base salary for nine (9) months immediately following the Effective Date (as defined in the Gibney Separation Agreement), (ii) subject to Mr. Gibney’s timely election to continue health coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) and copayment of premium amounts at the applicable active employees’ rate, a monthly payment equal to the amount that the Company would have paid to provide health insurance to Mr. Gibney until the earlier of June 30, 2027, eligibility for medical care coverage through other employment or termination of eligibility under COBRA. The Gibney Separation Agreement also includes customary confidentiality and non-disparagement provisions.

Additionally, pursuant to a Consulting Agreement with the Company, effective as of the Gibney Separation Date (the “Gibney Consulting Agreement”), Mr. Gibney will provide consulting services to the Company beginning on the Gibney Separation Date through May 31, 2027 (such period, the “Consulting Period”). Pursuant to the Gibney Consulting Agreement, subject to Mr. Gibney entering into a release of claims in favor of the Company, Mr. Gibney’s previously granted equity awards outstanding as of the Termination Date shall continue to vest during the Consulting Period; provided that if the Company terminates the Gibney Consulting Agreement for Cause (as defined in the Gibney Consulting Agreement) or if Mr. Gibney terminates the Gibney Consulting Agreement for any reason, such equity awards shall immediately cease vesting.

The foregoing descriptions of the Gibney Consulting Agreement and the Gibney Separation Agreement do not purport to be complete and are qualified in their entirety by the full text of the Gibney Consulting Agreement and the Gibney Separation Agreement, respectively, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2026.

Appointment of Interim Principal Financial Officer

In connection with Mr. Gibney’s departure, on August 6, 2026, the Board appointed Amy Elazzouzi as the Company’s Senior Vice President, Finance, Treasurer and Secretary, effective as of September 2, 2026 (the “Elazzouzi Effective Date”). In addition, the Board confirmed that, effective as of the Elazzouzi Effective Date, Ms. Elazzouzi will serve as the Company’s interim principal financial officer until such time as the Board appoints a Chief Financial Officer of the Company.

Ms. Elazzouzi, age 53, currently serves as the Company’s Senior Vice President of Finance, Treasurer and Secretary, and principal accounting officer, and has served in various roles with the Company since 2015. Prior to joining the Company, Ms. Elazzouzi served as Director of Finance and Operations at KEW Group, Inc. and Controller at AVEO Pharmaceuticals, Inc. Ms. Elazzouzi holds an MBA from Northeastern University and a BA from Regis College.

There are currently no arrangements or understandings between Ms. Elazzouzi and any other person pursuant to which Ms. Elazzouzi was appointed as the Company’s interim principal financial officer of the Company, and there are no family relationships between Ms. Elazzouzi and any of the Company’s directors or executive officers. There are currently no transactions in which Ms. Elazzouzi has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On August 11, 2026, the Company updated its corporate presentation for use in meetings with investors, analysts, and others. A copy of the corporate presentation is filed as Exhibit 99.2 for purposes of Section 18 of the Exchange Act.

Cautionary Note Regarding Forward Looking Statements

Statements contained under this Item 8.01 and in certain of the materials filed herewith regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements about the initiation, timing, progress, results, and cost of the Company’s research and development programs and the Company’s current and future preclinical studies and clinical trials, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available, and the Company’s research and development programs; statements regarding the Company’s expectations for an improved quality of life of patients after treatment with bel-sar and changes to the treatment paradigm for patients; the Company’s ability to efficiently develop existing product candidates and discover new product candidates; the Company’s ability to successfully manufacture its drug substances and product candidates for preclinical use, for clinical trials and on a larger scale for commercial use, if approved; the ability and willingness of the Company’s third-party strategic collaborators to continue research and development activities relating to the Company’s development candidates and product candidates; the Company’s ability to commercialize its products, if approved; the Company’s ability to obtain additional funding for its operations necessary to complete further development and commercialization of its product candidates; the Company’s ability to obtain and maintain regulatory approval of its product candidates; statements regarding the Company’s beliefs and expectations for the high unmet medical need for an effective local treatment in ocular and urologic oncology to preserve organ function; the size and growth potential of the markets for the Company’s product candidates, and the Company’s ability to serve those markets; the Company’s financial performance; the Company’s expected cash runway into the first half of 2029; the Realignment; and the implementation of the Company’s business model, including strategic plans for its business and product candidates.

Any forward-looking statements are neither promises nor guarantees, and investors should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties, and other factors, many of which are beyond the Company’s control and which could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including, without limitation, uncertainties inherent in clinical trials and in the availability and timing of data from ongoing clinical trials; the expected timing for submissions for regulatory approval or review by governmental authorities; the risk that the results of the Company’s preclinical and clinical trials may not be predictive of future results in connection with future clinical trials; the risk that early or interim data from ongoing clinical trials may not be predictive of final data from completed clinical trials; the risk that governmental authorities may disagree with the Company’s clinical trial designs, even where the Company has obtained agreement with governmental authorities on the design of such trials, such as the Phase 3 Special Protocol agreement with the U.S. Food and Drug Administration; whether the Company will receive regulatory approvals to conduct trials or to market products; whether the Company’s cash resources will be sufficient to fund its foreseeable and unforeseeable operating expenses and capital expenditure requirements; the Company’s ongoing and planned preclinical activities; and the Company’s ability to initiate, enroll, conduct or complete ongoing and planned clinical trials. These risks, uncertainties, and other factors include those risks and uncertainties described under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission (“SEC”) and in subsequent filings made by the Company with the SEC, which are available on the SEC’s website at www.sec.gov. Except as required by law, the Company disclaims any intention or responsibility for updating or revising any forward-looking statements contained under this Item 8.01 or in the materials filed herewith in the event of new information, future developments or otherwise. These forward-looking statements are based on the Company’s current expectations and speak only as of the date hereof and no representations or warranties (express or implied) are made about the accuracy of any such forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release Dated August 11, 2026.
99.2	Corporate Presentation of the Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aura Biosciences, Inc.

Date:	August 11, 2026	By:	/s/ Natalie Holles
Natalie Holles Chief Executive Officer and President (Principal Executive Officer)